Exhibit 99.1

P&F INDUSTRIES, INC. ACQUIRES BLAZ-MAN GEAR, INC. AND GEAR PRODUCTS & MANUFACTURING, INC.

MELVILLE, N.Y., October 25, 2019 - P&F Industries, Inc. (NASDAQ: PFIN) announced that effective today, through a wholly owned subsidiary of Hy-Tech Machine, Inc., it acquired substantially all the assets comprising the businesses of Blaz-Man Gear, Inc. and Gear Products & Manufacturing, Inc., each an Illinois-based corporation that manufactures and distributes custom gears and power transmission gear products. The purchase price consisted of an aggregate of approximately $3.5 million in cash and the assumption of certain payables and contractual obligations. In addition, the sellers may be entitled to additional contingent consideration based upon sale of certain categories of acquired inventory during the two-year period following the closing date.

Richard Horowitz, P&F's Chairman, President and Chief Executive Officer, stated, "I am extremely pleased to announce the acquisition of both the Blaz-Man and Gear Products businesses. These acquisitions further expand our gear product offerings to a broader range of industries and provides us with expertise to expand into more complex spiral and straight bevel gear design and manufacture. We believe that consolidating the operations of these acquired businesses within Hy-Tech’s Quality Gear operations throughout the next twelve months should generate cost reductions and other efficiencies. This transaction is a meaningfully strategic step for the Company, as we continue to expand our offerings in the air tools and related accessories market."

About P&F Industries, Inc.

P&F Industries, Inc., through its wholly owned subsidiaries, is a leading manufacturer and importer of power tools and accessories sold principally to the aerospace, industrial, automotive and retail markets. P&F’s products are sold under its own trade names, as well as under the private labels of major manufacturers and retailers.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the Reform Act) provides a safe harbor for forward-looking statements made by or on behalf of P&F Industries, Inc. and subsidiaries (P&F, or the Company). P&F and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to shareholders. Generally, the inclusion of the words believe, expect, intend, estimate, anticipate, will, may, would, could, should and their opposites and similar expressions identify statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. Any forward-looking statements contained herein, including those related to the Company’s future performance, are based upon the Company’s historical performance and on current plans, estimates and expectations. All forward-looking statements involve risks and uncertainties. These risks and uncertainties could cause the Company’s actual results for all or part the 2019 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company for a number of reasons including, but not limited to:

•	Exposure to fluctuations in energy prices;

•	Debt and debt service requirements;

•	Borrowing and compliance with covenants under our credit facility;

•	Disruption in the global capital and credit markets;

•	The strength of the retail economy in the United States and abroad;

•	Risks associated with sourcing from overseas, including tariffs;

•	Importation delays

•	Customer concentration;

•	Adverse changes in currency exchange rates;

•	Impairment of long-lived assets and goodwill;

•	Unforeseen inventory adjustments or changes in purchasing patterns;

•	Market acceptance of products;

•	Competition;

•	Price reductions;

•	Interest rates;

•	Litigation and insurance;

•	Retention of key personnel;

•	Acquisition of businesses;

•	Regulatory environment;

•	The threat of terrorism and related political instability and economic uncertainty; and

•	Information technology system failures and attacks,

and those other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other reports and statements filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. The Company cautions you against relying on any of these forward-looking statements.

P&F Industries, Inc.

Joseph A. Molino, Jr.

Chief Operating Officer

631-694-9800

www.pfina.com